Part II, Item 2 "Changes in Securities and Use of Proceeds" of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 as filed with the Securities and Exchange
Commission on or about January 23, 1998.

Item 2.  Changes in Securities and Use of Proceeds

(a) No equity securities of the Company were sold by it during the period covered by this report. All 120,000 shares of the Company's outstanding common stock are held by EnergyNorth, Inc.

(b)       Use of Proceeds.

     (1)  The Company's Registration Statement on Form S-1,
          Registration No. 333-32949, was effective September 18,
          1997.

     (2)  The offering commenced on September 18, 1997.

     (3)  n/a

     (4)  (i)    All registered securities were sold on September 23, 1997.

          (ii)   The managing underwriter was Edward D. Jones & Co., L.P.

          (iii) First Mortgage Bonds designated as 7.40% Series E bonds Due September 30, 2027 were registered.

          (iv) $22,000,000 of Series E Bonds were registered, all of which were sold at that offering price.

          (v) Expenses incurred in connection with the issuance and distribution of the securities from the effective date of the Registration Statement through December 31, 1997 were:

                 Underwriting discount                           $  880,000
                 Other expenses                                     184,610
                                                                 ----------
                                                         Total   $1,064,610

          (vi) Amount of net offering proceeds from the effective date of the Registration Statement through December 31, 1997, representing 100% of the net proceeds, were used for:

                 Construction of plant, building and facilities $         -
                 Purchase of real estate                                  -
                 Acquisition of other business                            -
                 Working capital                                  5,458,919
                 Temporary investments                                    -
                 Redemption of bonds                              6,436,081
                 Repayment of short-term debt                     9,225,000
                                                                -----------
                                                          Total $21,120,000

                 None of such amounts were paid to directors, officers, 10% holders, or affiliates.

          (vii)  n/a